Item 77.I. Terms of New or
Amended Securities

The Board of Trustees of Morgan
Stanley Multi Cap Growth Trust, at
meetings duly convened and held
on February 25 and 26, 2015,
adopted a resolution which
established an additional class of
beneficial interest in the Fund to be
named Class C. Class C is more
fully described in the Prospectus
and Statement of Additional
Information filed via EDGAR with
the SEC on April 28, 2015
(accession number 0001104659-15-
031088) and incorporated by
reference herein.